Exhibit 99.1

(1)           The shares are held as follows: 134,319 shares held by Zone Venture Fund II, L.P., 183,333 shares held by Zone Venture Fund II Annex, L.P., 2,795 shares held by Draper Atlantic Venture Fund, L.P., 5,591 shares held by Draper Atlantic Venture Fund II, L.P., 6,523 shares held by Draper Atlantic Opportunity Fund, L.P., 127,330 shares held by the Timothy Draper Living Trust, and 138,889 shares held by the Draper 1999 Grandchildrens Trust.  The Reporting Person is a co-Managing Director of Zone Management Company, LLC, which is the general partner of Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P., and is affiliated with Draper Atlantic Venture Fund, L.P., Draper Atlantic Venture Fund II, L.P., Draper Atlantic Opportunity Fund, L.P., the Timothy Draper Living Trust, and the Draper 1999 Grandchildrens Trust.  The Reporting Person may be deemed to beneficially own the shares.  The Reporting Person disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)           The shares are held as follows: 1,792,400 shares held by Zone Venture Fund II, L.P., 298,731 shares held by Draper Atlantic Venture Fund II, L.P., and 298,731 shares held by the Timothy Draper Living Trust.  The Reporting Person is a co-Managing Director of Zone Management Company, LLC, which is the general partner of Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P., and is affiliated with Draper Atlantic Venture Fund II, L.P. and the Timothy Draper Living Trust.  The Reporting Person may be deemed to beneficially own the shares.  The Reporting Person disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)           The shares are held as follows: 2,561,506 shares held by Zone Venture Fund II, L.P., 1,116,378 shares held by Draper Atlantic Venture Fund II, L.P., 316,721 shares held by the Timothy Draper Living Trust, and 110,192 shares held by JABE, LLC.  The Reporting Person is a co-Managing Director of Zone Management Company, LLC, which is the general partner of Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P., and is affiliated with Draper Atlantic Venture Fund II, L.P., the Timothy Draper Living Trust, and JABE, LLC.  The Reporting Person may be deemed to beneficially own the shares.  The Reporting Person disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7)           The shares are held as follows: 215,220 shares held by Zone Venture Fund II, L.P., 64,566 shares held by Draper Atlantic Venture Fund, L.P., 129,132 shares held by Draper Atlantic Venture Fund II, L.P., 150,654 shares held by Draper Atlantic Opportunity Fund, L.P., and 53,805 shares held by the Timothy Draper Living Trust.  The Reporting Person is a co-Managing Director of Zone Management Company, LLC, which is the general partner of Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P., and is affiliated with Draper Atlantic Venture Fund, L.P., Draper Atlantic Venture Fund II, L.P., Draper Atlantic Opportunity Fund, L.P. and the Timothy Draper Living Trust.  The Reporting Person may be deemed to beneficially own the shares.  The Reporting Person disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.